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                                                                    EXHIBIT 23.3

                      CONSENT OF MOHLER, NIXON & WILLIAMS,
                  ACCOUNTANCY CORPORATION, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1997 Equity Incentive Plan of Virage Logic Corporation of our report dated February 18, 2000 with respect to the consolidated financial statements and schedule of Virage Logic Corporation included in its Annual Report (Form 10-K) for the year ended September 30, 2000, filed with the Securities and Exchange Commission.


                                            /s/ Mohler, Nixon & Williams

                                            MOHLER, NIXON & WILLIAMS
                                            ACCOUNTANCY CORPORATION

Campbell, California
May 1, 2001